UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2019

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.01 par value	“FI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Frank’s International N.V. (the “Company”) held its 2019 annual meeting of its common shareholders (the “Annual Meeting”) on May 22, 2019. The following are the final voting results on the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2019 (the “Proxy Statement”).

At the close of business on April 24, 2019, the record date for the Annual Meeting, 224,943,858 shares of the Company’s common stock were entitled to vote at the Annual Meeting.

Proposal 1. Each of the directors that were nominated for election by the Company’s board of supervisory directors (the “Supervisory Board”) were elected to serve until the Company’s 2020 annual meeting of shareholders or until their successors are elected and qualified or upon the earlier of their death, disability, resignation or removal. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
William B. Berry	170,346,960	9,343,534	28,302	—
Robert W. Drummond	179,199,759	490,034	29,003	—
Michael C. Kearney	175,410,195	4,239,031	69,570	—
Michael E. McMahon	179,324,622	365,171	29,003	—
D. Keith Mosing	163,168,366	16,490,383	60,047	—
Kirkland D. Mosing	163,212,619	16,491,781	14,396	—
S. Brent Mosing	163,182,820	16,521,656	14,320	—
Melanie M. Trent	179,413,304	230,255	75,237	—
Alexander Vriesendorp	179,198,774	439,778	80,244	—

Proposal 2. The proposal to appoint Steven Russell and John Symington as managing directors of the Company to serve for an indefinite period of time was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
140,782,517	30,273,135	8,663,144	—

Proposal 3. The proposal by the Supervisory Board and the Company’s board of managing directors (the “Management Board”) seeking approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
153,186,479	17,904,932	8,627,385	—

Proposal 4. The proposal on the frequency with which the Company will hold a non-binding advisory vote on the compensation of its named executive officers received the following votes:

THREE YEARS	TWO YEARS	ONE YEAR	VOTES ABSTAINED
103,950,327	11,581,214	57,384,240	6,803,015

Consistent with the recommendation of the Supervisory Board and the Management Board in the Proxy Statement and the non-binding voting results, the Company intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

Proposal 5. The proposal to review the annual report for the fiscal year ended December 31, 2018, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2018 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
179,550,921	34,646	133,229	—

Proposal 6. The proposal to discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2018 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
164,342,197	15,243,666	132,933	—

Proposal 7. The proposal to discharge the members of the Management Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2018 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
179,459,123	126,639	133,034	—

Proposal 8. The proposal to appoint KPMG Accountants N.V. as the Company’s auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2019, as required by Dutch law, was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
178,562,136	1,154,327	2,333	—

Proposal 9. The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s U.S. GAAP financial statements for the fiscal year ending December 31, 2019 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
178,563,578	1,152,985	2,233	—

Proposal 10. The proposal to ratify and approve the remuneration of the members of the Supervisory Board granted for the period from the 2018 annual meeting until the date of the Annual Meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the Annual Meeting up to and including the annual meeting in 2020 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
179,551,968	153,523	13,305	—

Proposal 11. The proposal to authorize the Company’s Management Board, subject to Supervisory Board approval, to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the Annual Meeting was approved. The voting results of each of the proposals were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
179,223,832	59,392	435,572	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: May 29, 2019	By:	/s/ JOHN C. SYMINGTON
Name: John C. Symington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer